Exhibit (h)(4)(iii)

FIFTH AMENDMENT TO THE
SECURITIES LENDING AGENCY AGREEMENT
BETWEEN

M FUND, INC.

ON BEHALF OF THE PORTFOLIOS LISTED ON SCHEDULE A
AND
STATE STREET BANK AND TRUST COMPANY

This Fifth Amendment (this “Amendment”) dated as of March 13, 2020 is between M Fund, Inc., on behalf of the Portfolios listed on Schedule A to the Agreement (defined below) (the “Lender”) and STATE STREET BANK AND TRUST COMPANY, acting either directly or through its affiliates or subsidiaries, (the “Bank”) as successor to Investors Bank & Trust Company (“IBT”). This Amendment amends and supplements the Securities Lending Agency Agreement, dated November 1, 2000 (as amended and in effect immediately prior to the date of this Amendment, the “Agreement”), between the Lender and the Bank.

WHEREAS, the Lender and the Bank desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.              Definitions.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.              Amendments.

(a)         Section 1.5 (Borrower) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following.

“Borrower” means any of the entities to which Securities may be loaned pursuant to Section 2.2 of this Agreement.

(b)         Section 2.3 (Securities Borrowing Agreement) of the Agreement is hereby amended by deleting it in its entirety, and replacing it with the following.

“Lender hereby authorizes Bank to effect Loans of Available Securities of the Lender with any Borrower listed on Schedule II, including, if so listed, State Street Bank and Trust Company, State Street Bank International GmbH, and any other State Street Affiliate (each such Bank entity acting in the capacity of a Borrower, hereafter also referred to as an “SSB Borrower”). The list of Borrowers on Schedule II may be modified at any time to add a Borrower(s) by a written amendment executed by Bank and the Lender.  Lender may remove a Borrower from Schedule II by providing written notice of such removal to Bank.

In connection with a Loan to any SSB Borrower pursuant hereto, the Lender shall furnish, and the Bank shall cause the applicable SSB Borrower to furnish, to the Bank for delivery to the other, upon request (i) the most recent available audited statement of its financial condition, and (ii) the most recent available unaudited statement of its financial condition, if more recent than the audited statement. As long as any Loan to an SSB Borrower is outstanding under this Agreement, the

Information Classification: Limited Access

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Lender shall, and the Bank shall cause the SSB Borrower to, in either case, upon request, also promptly deliver to the other (via the Bank) all such recent financial information that is subsequently available, and any other financial information or statements that the other may reasonably request.

Other than with respect to an SSB Borrower, the Bank shall not be responsible for any statements, representations, warranties or covenants made by any Borrower in connection with any Loan or for any Borrower’s performance of or failure to perform the terms of any Loan under the applicable Securities Loan Agreement or any related agreement, including the failure to make any required payments, except as otherwise expressly provided herein.”

(c)          Section 2.1 (Appointment) of the Agreement is hereby amended by adding the following to the end of the first paragraph thereto.

“The Bank is hereby authorized to request a third party bank to undertake certain custodial functions in connection with holding of the Collateral provided by a Borrower hereunder.  In connection therewith, the Bank may instruct said third party to establish and maintain a Borrower’s account and an account in the name of Bank for the benefit of Lender wherein all Collateral, including cash, shall be maintained by said third party in accordance with the terms of a form of an arrangement which shall also be consistent with the terms hereof.”

(d)         Section 4.2(a) (Receipt of Collateral) of the Agreement is hereby amended by deleting it and replacing it with the following.

“(a)  Receipt of Collateral.  The Lender authorizes the Bank, or a third party bank, to receive and to hold, on the Lender’s behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements.  Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, Bank shall receive from the Borrower Collateral in any of the forms listed on Schedule B.  Said Schedule may be amended from time to time by Bank and the Lender.  All investments of cash Collateral shall be for the account and at the risk of the Lender.”

(e)          A new Schedule B attached to this Amendment is added to the Agreement.

(f)           A new Schedule II attached to this Amendment is added to the Agreement.

3.              Representations and Warranties.  Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it.

4.              Governing Law; Miscellaneous.  This Amendment shall be governed and construed in accordance with the governing law of the Agreement.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

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5.              Effective Date.  This Amendment shall be effective as of the date first written above.

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IN WITNESS WHEREOF, each of the parties has caused their duly authorized officer(s) to execute this Amendment.

M FUND, INC.

By:	/s/ Dave Lees
Name:	DAVE LEES
Title:	SECRETARY/TREASURER, M FUND, INC.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Francesco Squillacioti
Name:	Francesco Squillacioti
Title:	Senior Managing Director

Schedule B

This Schedule is attached to and made part of the Securities Lending Agency Agreement, dated November 1, 2000 (as amended and in effect immediately prior to the date of this Amendment, the “Agreement” between M Fund, Inc., on behalf of the Portfolios listed on Schedule A to the Agreement (the “Lender”) and STATE STREET BANK AND TRUST COMPANY, acting either directly or through its affiliates or subsidiaries, (the “Bank”) as successor to Investors Bank & Trust Company.

Acceptable Forms of Collateral

•                                          Cash (U.S. currency);

•                                          Securities issued or guaranteed by the United States government or its agencies or instrumentalities; and

•                                          Such other Collateral as the parties may agree to in writing from time to time.

Schedule II

This Schedule is attached to and made part of the Securities Lending Agency Agreement, dated November 1, 2000 (as amended and in effect immediately prior to the date of this Amendment, the “Agreement” between M Fund, Inc., on behalf of the Portfolios listed on Schedule A to the Agreement (the “Lender”) and STATE STREET BANK AND TRUST COMPANY, acting either directly or through its affiliates or subsidiaries, (the “Bank”) as successor to Investors Bank & Trust Company.

Australia
Australia and New Zealand Banking Group Limited	Citigroup Global Markets Australia Pty Limited
Credit Suisse Equities (Australia) Limited	Deutsche Securities Australia Ltd.
MacQuarie Bank Ltd.	Merrill Lynch Equities (Australia) Limited
Royal Bank of Canada (Sydney Branch)	UBS AG (Sydney Branch)

Canada
BMO Nesbitt Burns Inc.	Casgrain & Company Limited
CIBC World Markets Inc.	Merrill Lynch Canada Inc.
National Bank Financial Inc.	National Bank of Canada
RBC Dominion Securities Inc.	Royal Bank of Canada
Scotia Capital Inc.	TD Securities Inc.
Toronto-Dominion Bank

France
BNP Paribas Arbitrage SNC	BNP Paribas SA
Societe Generale SA

Germany
Deutsche Bank AG

Netherlands
ABN AMRO Bank N.V.	ING Bank NV

Sweden
Skandinaviska Enskilda Banken

Switzerland
UBS AG

U.K.
Barclays Bank plc	Barclays Capital Securities Limited
BNP Paribas (London Branch)	Citigroup Global Markets Limited
Credit Suisse Securities (Europe) Limited.	Deutsche Bank AG (London Branch)
Goldman Sachs International	HSBC Bank plc
ING Bank N.V. (London Branch)	JP Morgan Securities PLC
MacQuarie Bank Ltd. (London Branch)	Merrill Lynch International
Morgan Stanley & Co. International plc.	MUFG SECURITIES EMEA PLC.
NatWest Markets PLC	Nomura International PLC
RBC Europe Limited

U.S.
Banca IMI Securities Corp.	Barclays Capital Inc.
BMO Capital Markets Corp.	BNP Paribas Securities Corp
BofA Securities, Inc.	CIBC World Markets Corp.Citigroup
Global Markets Inc.	Commerz Markets LLC
Credit Suisse Securities (USA) LLC	Daiwa Capital Markets America Inc.
Deutsche Bank Securities Inc.	Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.	ING Financial Markets LLC
Jefferies LLC	JP Morgan Securities LLC.
MacQuarie Capital (USA) Inc.	Morgan Stanley & Co. LLC
National Financial Services LLC.	Natixis Securities Americas, LLC
Natwest Market Securities Inc.	Nomura Securities International Inc.
Raymond James & Associates, Inc.	RBC Capital Markets, LLC
Sanford C. Bernstein & Co., LLC	SG Americas Securities LLC
Societe Generale SA (NY Branch)	State Street Bank & Trust Company
TD Securities (USA) LLC	UBS Securities LLC
Wells Fargo Securities, LLC